UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact name of registrant as specified in its charter)

Delaware Texas (State or other jurisdiction of incorporation)	001-15843 333-48279 (Commission File Number)	13-3989167 74-1282680 (IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Amendment Number 2 to Indenture
Amendment Number 2 to Management Agreement

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 29, 2007, UCO Compression 2005 LLC (“UCO 2005”), a wholly owned subsidiary of Universal Compression, Inc. (the “Company”), entered into Amendment Number 2 (the “Indenture Amendment”) to its Indenture dated as of October 28, 2005 (the “Indenture”) with Wells Fargo Bank, National Association, as indenture trustee. Also on that date, UCO 2005 and the Company entered into Amendment Number 2 (the “Management Agreement Amendment”) to their Management Agreement (the “Management Agreement”) dated as of October 28, 2005. The Indenture Amendment and the Management Agreement Amendment, among other things, permit UCO 2005 to sell certain compressors and compression contracts under the Indenture and the Management Agreement to Universal Compression Partners, L.P. or any of their respective subsidiaries.
     The foregoing description is qualified in its entirety by reference to the Indenture Amendment and the Management Agreement Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     10.1 Amendment Number 2 to Indenture dated June 29, 2007 by and between UCO Compression 2005 LLC, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee.
     10.2 Amendment Number 2 to Management Agreement dated June 29, 2007 by and between UCO Compression 2005 LLC, as Issuer, and Universal Compression, Inc., as Manager.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
Date: July 6, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment Number 2 to Indenture dated June 29, 2007 by and between UCO Compression 2005 LLC, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee.

10.2	Amendment Number 2 to Management Agreement dated June 29, 2007 by and between UCO Compression 2005 LLC, as Issuer, and Universal Compression, Inc., as Manager.